Exhibit 15

November 3, 2011

Securities and Exchange Commission

100 F. Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 3, 2011 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-173884-02) and Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-166605).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tulsa, Oklahoma